Exhibit 4.5

FIRST AMENDMENT TO WARRANT

THIS FIRST AMENDMENT TO WARRANT (this “Amendment”), dated as of May 9, 2023, is entered into by and among PHATHOM PHARMACEUTICALS, INC., a Delaware corporation (“Company”) and the several banks and other financial institutions or entities from time to time party to the Loan Agreement (collectively, referred to as the “Warrantholders”).

SECTION 1
Definitions; Interpretation.
(a)
For the purposes of this Amendment:
(i)
“Third Amendment” means that certain Third Amendment to Loan and Security Agreement, dated on or around the date hereof, by and among the Company in its capacity as borrower, the Warrantholders (other than Sagard Healthcare Royalty Partners, LP) in their capacities as required lenders, and Hercules Capital, Inc. in its capacity as agent.
(ii)
“Third Amendment Effective Date” has the meaning given to such term in the Third Amendment.
(iii)
“Warrant” means (a) that certain Warrant Agreement to Purchase Shares of Common Stock of Borrower dated September 17, 2021 between Company and Hercules Capital, Inc., (b) that certain Warrant Agreement to Purchase Shares of Common Stock of Borrower dated September 17, 2021 between Company and Hercules Capital IV, L.P., (c) that certain Warrant Agreement to Purchase Shares of Common Stock of Borrower dated September 17, 2021 between Company and Hercules Private Global Venture Growth Fund I L.P., (d) that certain Warrant Agreement to Purchase Shares of Common Stock of Borrower dated May 4, 2022 between Company and Hercules Private Credit Fund 1, L.P., or (e) that certain Warrant Agreement to Purchase Shares of Common Stock of Borrower dated May 3, 2022 between Phathom and Sagard Healthcare Royalty Partners, LP, in each case, as amended, modified, supplemented or restated prior to the Third Amendment Effective Date.
SECTION 2
Amendments to the Warrants. Upon the Third Amendment Effective Date, each Warrant is hereby amended as follows:
(a)
New Definition. The following definition is added to Section 1(a) of each Warrant in its proper alphabetical order:

““Tranche I Term Loan Advance” means the Term Loan Advance (as defined in the Loan Agreement) drawn under Section 2.1(a)(i) of the Loan Agreement.”

(b)
Amended and Restated Definition. The following definition appearing in Section 1(a) of each Warrant is hereby amended in its entirety and replaced with the following:

““Warrant Coverage” means 2.50% times the principal amount of the Tranche I Term Loan Advance made and funded by the Warrantholder under the Loan Agreement (but exclusive of any paid-in-kind interest that is capitalized as principal).”

SECTION 3
Miscellaneous.
(a)
Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California,

Exhibit 4.5

excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(b)
Incorporation by Cross Reference. Section 8(a), 8(c), 8(d), 8(e), 8(g), 8(h), 8(i) and 8(j) of the Third Amendment are incorporated in their entirety, mutatis mutandis, into the terms of this Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

COMPANY:

PHATHOM PHARMACEUTICALS, INC.

Signature: /s/ Molly Henderson

Print Name: Molly Henderson

Title: Chief Financial Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

WARRANTHOLDERS:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

HERCULES CAPITAL IV, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Exhibit 4.5

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

By: /s/ Seth Meyer

Name: Seth Meyer

Title: Authorized Signatory

Exhibit 4.5

HERCULES Private global venture growth fund I L.P.

By: Hercules Private Global Venture Growth Fund GP I LLC, its general partner

By: Hercules Adviser LLC, its sole member

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

Exhibit 4.5

SAGARD HEALTHCARE ROYALTY PARTNERS, LP

By: Sagard Healthcare Royalty Partners GP LLC, its general partner

Signature: /s/ Jason Sneah

Print Name: Jason Sneah

Title: Manager

Signature: /s/ Adam Vigna

Print Name: Adam Vigna

Title: Chief Investment Officer